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                                                             EXHIBIT (h)(22)(b)

                              FIRST AMENDMENT TO

                         PARTICIPATION AGREEMENT AMONG

                   AMERICAN GENERAL LIFE INSURANCE COMPANY,

                          AIG CAPITAL SERVICES, INC.,

                             VALIC COMPANY II AND

                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

       THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective
as of August   , 2014 amends the Participation Agreement dated as of April 30,
2013 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of the Separate Accounts of the Company set forth on Schedule A of the Agreement (the "Account"), AIG CAPITAL SERVICES, INC. (the "Underwriter") (formerly known as SunAmerica Capital Services, Inc.), VALIC COMPANY II (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser") (each, a "Party" and collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment shall have the same as ascribed in the Agreement.

       WHEREAS, SunAmerica Capital Services, Inc. changed its name to AIG Capital Services, Inc. effective February 28, 2014;

       WHEREAS, the Company wishes to add a Contract that is not currently covered under the Agreement but for which the Fund will act as an investment vehicle;

       WHEREAS, the Parties wish to amend Schedule A to the Agreement in order to add an additional Contract; and

       WHEREAS, the Parties wish to amend the Agreement in order to provide that the Company may add new Variable Insurance Products and Separate Accounts and new Portfolios of the Fund upon written notice; and

       NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

    1. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the following Contract, AG Platinum Choice VUL, effective August 1, 2014.

    2. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company

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       may, upon ten (10) days prior written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule A of the Agreement, and thereby amend Schedule A of the Agreement.

    3. The parties acknowledge that from time to time the Fund will make additional Portfolios available to the Accounts of the Company. In this regard, the Parties agree that the Company may, upon written notice to the other parties, add such new Portfolios to Schedule D of the Agreement, and thereby amend such schedule of the Agreement.

    4. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

       IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Accounts named in Schedule A hereto, as amended from time to time.

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

AIG CAPITAL SERVICES, INC.

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

VALIC COMPANY II

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

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THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:
        -----------------------------------
Name:
        -----------------------------------
Title:
        -----------------------------------

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                                  SCHEDULE A

                       SEPARATE ACCOUNTS AND CONTRACTS*

Name of Separate Account               Name of Contracts funded by Separate Account
------------------------               --------------------------------------------
Separate Account VL-R                  Income Advantage Select VUL
                                       Protection Advantage Select VUL
                                       AG Platinum Choice VUL

AG Separate Account A                  ElitePlus Bonus VA
                                       The One(R) Multi-Manager VA

*The parties hereto agree that this Schedule A may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.